CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

With respect to the report on Form N-CSR filed for Old Mutual Funds I (the “Trust”) for the annual period ended December 31, 2007 (the “Report”), the undersigned hereby certify, to the best of their knowledge, to the following:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: February 11, 2008

/s/ Julian F. Sluyters
Julian F. Sluyters
Principal Executive Officer

/s/ Robert T. Kelly
Robert T. Kelly
Principal Financial Officer

These certifications shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. These certifications shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.